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                                                                    EXHIBIT 99.1


                      [Porter & Hedges, L.L.P. Letterhead]



                                October 30, 2002



PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508

         Re: Opinion as to legality of 5,750,000 shares of the Company's common stock to be issued pursuant to the Underwriting Agreement

Ladies and Gentlemen:

         We have acted as counsel to PetroQuest Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-3, No. 333-63920, as amended (the "Registration Statement"), and a related prospectus supplement (the "Prospectus Supplement") under the Securities Act of 1933, as amended. The Prospectus Supplement relates to the issuance of 5,000,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"), pursuant to an Underwriting Agreement dated as of October 30, 2002 (the "Agreement"), between the Company and Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter"), in a firm commitment underwriting, together with up to 750,000 shares of Common Stock (the "Additional Shares") that may be issued by the Company pursuant to the Underwriter's option as described in the Prospectus Supplement.

         We have examined the Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares to be issued and any Additional Shares that may be issued pursuant to the Agreement have been duly authorized, and upon

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PetroQuest Energy, Inc.
October 30, 2002
Page 2


issuance and delivery as described in the Prospectus Supplement, will be validly issued, fully paid, and nonassessable shares of Common Stock.

         The opinion set forth above is limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable case law and the federal laws of the United States of America, to the extent applicable.

         We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related prospectus and the Prospectus Supplement relating to the Shares.

                                                 Very truly yours,

                                                 /s/ Porter & Hedges, L.L.P.

                                                 PORTER & HEDGES, L.L.P.